GREEN BUS LINES, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

                          INDEX TO FINANCIAL STATEMENTS


                                                                     PAGE NUMBER
                                                                     -----------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...................F-1

CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2006 AND 2005.................F-2

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 2006, 2005, AND 2004.........................................F-3

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004.....................F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
 2006, 2005, AND 2004.....................................................F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................................F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Bus Lines, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheets of Green Bus Lines, Inc. and Subsidiary (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Green Bus Lines, Inc. and Subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

     As discussed in Notes 1 and 3 of the notes to the consolidated financial statements, the Company entered into an agreement on November 29, 2005 with the City of New York, which subsequently closed on January 9 , 2006 to sell all of the Company's assets used in connection with the Company's bus operations. As such, the financial statements of the Company present the operations of the bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     As discussed in Note 1 of the notes to the consolidated financial statements, in 2005 the Company, along with its affiliates, agreed to a plan to reorganize into a newly formed company called GTJ REIT, Inc. The reorganization was completed on March 28, 2007.


Weiser LLP
New York, New York
November 6, 2007



                      GREEN BUS LINES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                                                                                       December 31,
                                                                                       -------------------------------------
                                                                                             2006                   2005
                                                                                       --------------          -------------
                                         ASSETS
       Current assets:
           Cash and cash equivalents                                                   $   9,518,557           $   1,010,251
           Current portion of operating subsidies receivable injuries and
           damages withholding                                                                     -                 601,970
           Operating subsidies receivable                                                    491,734               1,864,419
           Other receivables                                                                  31,191                       -
           Due from City of New York-injuries and damages                                          -                 694,760
           Due from affiliates                                                             5,402,358               4,955,580
           Assets of discontinued operation                                                        -               9,005,104
           Deferred acquisition costs                                                        958,000                       -
           Prepaid expenses and other current assets                                          18,218               1,198,969
           Prepaid income taxes                                                                    -                 103,889
           Deferred tax assets, net                                                          129,646                       -
                                                                                       --------------          -------------
              Total current assets                                                        16,549,704              19,434,942
         Property and equipment, net                                                       1,558,698               1,835,515
         Available for sale securities                                                     1,219,253                 756,347
         Restricted cash                                                                     451,136                 741,488
         Operating subsidies receivable-injuries and damages withholding                           -               2,122,649
         Assets from discontinued operation                                                        -                 950,262
         Investment in affiliates                                                          1,970,890                 795,094
         Rental income in excess of amount billed                                            581,476                       -
         Deposits                                                                                  -                  67,362
         Deferred leasing commissions                                                      1,220,551                       -
           Deferred tax assets, net                                                          390,096                 378,675
                                                                                       --------------          -------------
               Total assets                                                            $  23,941,804           $  27,082,334
                                                                                       ==============          =============
                          LIABILITIES AND SHAREHOLDERS' EQUITY
         Current liabilities:
           Accounts payable                                                            $      16,506           $   3,052,367
           Due to City of New York                                                           307,746               1,397,000
           Current liabilities from discontinued operation                                         -               6,543,796
           Income tax payable                                                              4,840,147                 327,668
           Due to affiliates                                                               1,183,000                 125,870
           Deferred tax liabilities, net                                                           -                 344,210
           Other current liabilities                                                         600,050                 276,023
                                                                                       --------------          -------------
              Total current liabilities                                                    6,947,449              12,066,934
         Personal injury and property damage claim                                                 -               2,470,157
         Liabilities from discontinued operation                                                   -               9,158,036
                                                                                       --------------          -------------
         Total liabilities                                                                 6,947,449              23,695,127
                                                                                       --------------          -------------
         Commitments and contingencies
         Shareholders' equity:
         Common stock, no par value; 4,750 shares authorized, 3,766.5 shares
         issued and outstanding                                                              376,650                 376,650
         Retained earnings                                                                16,189,430              15,265,074
         Accumulated other comprehensive income ( loss)                                      428,275             (12,254,517)
                                                                                       --------------          -------------
         Total shareholders' equity                                                       16,994,355               3,387,207
                                                                                       --------------          -------------
         Total liabilities and shareholders' equity                                    $  23,941,804           $  27,082,334
                                                                                       ==============          =============

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.


                      GREEN BUS LINES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      Years Ended December 31,
                                                                      --------------------------------------------------------
                                                                          2006                2005               2004
                                                                      ---------------    -----------------    ----------------

  Operating revenue and subsidies                                     $   3,908,358      $           -        $         -
                                                                      ----------------   -----------------    ----------------
  Operating expenses:
     General and administrative expenses                                    659,193                  -                  -
     Depreciation and amortization                                          280,943            316,924            332,061
                                                                      ----------------   -----------------    ----------------

       Total operating expenses                                             940,136            316,924            332,061
                                                                      ----------------   -----------------    ----------------

  Income (loss) from continuing operations before income taxes,
  and equity in earnings (loss) of affiliated companies                   2,968,222           (316,924)          (332,061)
  Provision (benefit) for income taxes                                    1,515,803            684,089           (239,015)
  Equity in earnings (loss) of affiliated companies, net of taxes          (501,459)         1,389,712            156,196
                                                                      ----------------   -----------------    ----------------
  Income  from continuing operations                                        950,960            388,699             63,150
                                                                      ----------------   -----------------    ----------------

  Discontinued operation:
     (Loss) income from operations of discontinued operation, net
     of taxes                                                            (7,995,462)         1,338,269            398,285
     Gain on sale of discontinued operation, net of taxes                 8,269,428                  -                  -
                                                                      ----------------   -----------------    ----------------
     Income from discontinued operation, net of taxes                       273,966          1,338,269            398,285

  Net income                                                          $   1,224,926      $   1,726,968        $   461,435
                                                                      ================   =================    ================
  Income (loss) per common share--basic and diluted:
     Income from continuing operations                                $      325.22      $      103.20        $     16.64
                                                                      ================   =================    ================

     (Loss) income from operations of discontinued operation, net
     of taxes                                                         $   (2,122.78)     $     355.31         $    104.93
                                                                      ================   =================    ================

     Gain on sale of discontinued operation, net of taxes             $     2,195.52     $          -         $         -
                                                                      ================   =================    ================

     Net income                                                       $       325.22     $     458.51         $    121.57
                                                                      ================   =================    ================

     Weighted-average common shares outstanding--basic and diluted          3,766.50         3,766.50            3,795.50
                                                                      ================   =================    ================


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.


                      GREEN BUS LINES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

                                                        Common Stock
                                               ----------------------------
                                                                                                     Accumulated
                                                                                                        Other             Total
                                               Outstanding                          Retained        Comprehensive      Shareholders'
                                                 Shares             Amount          Earnings        (Loss) Income         Equity
                                               ------------    -----------      ------------     ----------------       -----------

  Balance at December 31, 2003                 $  3,861.0      $   386,100      $ 13,409,791     $ (4,807,165)        $ 8,988,726

     Comprehensive income:
     Net income                                       -                  -           461,435                -             461,435
     Unrealized loss on
     available-for-sale securities                    -                  -                 -          (20,471)            (20,471)
     Additional minimum pension
     liability, net of tax of $1,816,235              -                  -                 -       (2,724,353)         (2,724,353)
     Additional minimum pension
     liability, investment in affiliate               -                  -                 -         (402,230)           (402,230)

  Total comprehensive (loss)                          -                  -                 -                -          (2,685,619)
  Purchase and retirement of common
  stock                                             (94.5)          (9,450)          (32,550)               -             (42,000)
                                               ------------    -----------      ------------     ----------------       -----------
  Balance at December 31, 2004                    3,766.5          376,650        13,838,676       (7,954,219)          6,261,107

  Dividends paid, $79.80 per share                    -                  -          (300,570)               -            (300,570)
     Comprehensive income:
       Net income                                     -                  -         1,726,968                -           1,726,968
       Unrealized loss on
       available-for-sale securities                  -                  -                 -           (8,009)             (8,009)
  Additional minimum pension liability,
  net of tax $2,498,735                               -                  -                 -       (3,748,103)         (3,748,103)
  Additional minimum pension liability,
  investment in affiliate                             -                  -                 -         (544,186)           (544,186)
  Total comprehensive (loss)                          -                  -                 -                -          (2,573,330)
                                               ------------    -----------      ------------     ----------------       -----------

  Balance at December 31, 2005                    3,766.5          376,650        15,265,074      (12,254,517)          3,387,207
  Dividends paid, $79.80 per share                                                  (300,570)                            (300,570)
     Comprehensive income:
       Net loss                                       -                  -         1,224,926               -            1,224,926
       Minimum pension liability
       adjustment                                     -                  -                 -       12,254,517          12,254,517
  Unrealized gain on available-for-sale
  securities                                          -                  -                 -          428,275             428,275

  Total comprehensive income                          -                  -                                             13,907,718
                                               ------------    -----------      ------------     ----------------       -----------
  Balance at December 31, 2006                 $  3,766.5     $    376,650     $  16,189,430     $    428,275        $ 16,994,355
                                               ============    ===========      ============     ================      ============


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.


                      GREEN BUS LINES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                     Year Ended December 31,
                                                                    ---------------------------------------------------------
                                                                        2006                 2005                  2004
                                                                    ---------------      ---------------      ----------------
Operating Activities:
Net income                                                          $   1,224,926        $   1,726,968         $     461,435
Net income from discontinued operations                                  (273,966)          (1,338,269)             (398,285)
                                                                    ---------------      ---------------      ----------------

Net income from continuing operations                                     950,960              388,699                63,150
Adjustments  to  reconcile  net income  (loss) to net cash (used
in) provided by operating activities
Cash provided by operating activities:
   Provisions for deferred taxes                                         (116,930)             202,930              (460,847)
   Provisions for injuries and damages claims                          (2,470,157)          (1,481,525)           (2,540,414)
   Equity in (earnings) loss of affiliated companies, net of tax          501,459           (1,389,712)             (156,196)
   Depreciation                                                           280,943              316,924               332,061
   Unrealized gain (loss) market value securities                        (428,275)               8,009                20,471
Changes in operating assets and liabilities:
   Operating  subsidies  receivables  and other amounts due from
   the City of New York                                                 4,792,064              463,379             4,140,920
   Other receivables                                                      (31,191)            (119,788)              (81,148)
   Due to/from affiliates, net                                            610,352              (46,323)             (344,885)
   Prepaid expenses and other current assets                              193,771             (175,856)             (207,876)
   Prepaid income taxes                                                   103,889              (57,115)              (70,871)
   Rental income in excess of amount billed                              (581,476)                   -                     -
   Other assets                                                            67,362              956,959             8,617,933
   Deferred leasing commissions                                        (1,220,551)                   -                     -
   Accounts payable                                                    (3,035,861)             310,522               710,222
   Income tax payable                                                   4,512,479              316,344              (181,673)
   Other current liabilities                                           (1,137,699)           3,217,707            (5,369,027)
Net cash used in discontinued operations                               (5,609,849)          (4,757,104)           (3,204,486)
                                                                    ---------------      ---------------      ----------------
Net cash (used in) provided by operating activities                    (2,618,710)          (1,845,950)            1,267,334
                                                                    ---------------      ---------------      ----------------
Investing activities:
   Purchases of property and equipment                                          -               (3,107)              (63,308)
   Due from affiliates                                                          -               11,676                     -
   Proceeds from sale of discontinued operation                        11,142,885                    -                     -
   Proceeds from sale of investments                                      334,806                    -               898,112
   Purchase of investments                                                (50,105)             (41,094)             (906,299)
                                                                    ---------------      ---------------      ----------------
Net cash provided by (used in) investing activities                    11,427,586              (32,525)              (71,495)
                                                                    ---------------      ---------------      ----------------
Financing activities:
   Proceeds from notes payable, bank                                            -            2,400,000               600,000
   Principal repayments on notes payable, bank                                  -           (2,400,000)             (600,000)
   Dividends paid                                                        (300,570)            (300,570)                    -
   Repurchase of common stock                                                   -                    -               (42,000)
                                                                    ---------------      ---------------      ----------------
Net cash used in financing activities                                    (300,570)            (300,570)              (42,000)
Net increase (decrease) in cash and cash equivalents                    8,508,306           (2,179,045)            1,153,839
                                                                    ---------------      ---------------      ----------------
Cash and cash equivalents at the beginning of year                      1,010,251            3,189,296             2,035,457
                                                                    ---------------      ---------------      ----------------
Cash and cash equivalents at the end of year                        $   9,518,557        $   1,010,251         $   3,189,296
                                                                    ===============      ===============      ================
Supplemental cash flow information:
Interest paid                                                       $      12,529        $       2,788         $      17,229
                                                                    ===============      ===============      ================
Cash paid for taxes                                                 $     237,959        $     224,456         $     485,009
                                                                    ===============      ===============      ================



The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004


1.  DESCRIPTION OF BUSINESS:

     Green Bus Lines, Inc. and Subsidiary (the "Company" or "Green") operated franchised transit bus routes in the City of New York (the "City") pursuant to an operating authority which expired on April 30, 2005, and an Operating Assistance Agreement ("OAA") with the City which expired on September 30, 1997. The Company and the City, by mutual understanding, continued to abide by the terms of the OAA. Funding for and continuation of operations of the Company's franchised transit bus routes were dependent upon the continuation of its operating authority and operating assistance relationship with the City.

     On November 29, 2005, the Company entered an agreement (the "Agreement") and subsequently closed on January 9, 2006 (the "Transition Date") with the City to buy all of the Company's assets used in connection with the Company's bus operations (the "Acquired Assets"). The Acquired Assets included fixtures, furniture and equipment; maintenance records; personnel records; operating schedules; and the intangible value of the development, administration and maintenance of such assets, including the value related to the development and training of employees, the value related to the development of routes and operating schedules, and going concern value or good will for a purchase price of $9,460,000. Under the terms of the Agreement, the City paid additional consideration as follows: (1) an amount equal to the actual invoice cost for the Company's inventory of spare parts and fluids, provided that the Company represent and warrant to the City that it has paid or will pay such invoiced amounts; (2) an amount equal to the book value (net of accumulated depreciation) of the Company's other tangible assets that are Acquired Assets as of the date of closing; (3) if all of the Claimants in the Non-Union Employees v. New York City Department of Transportation and Green Bus Lines, Inc. execute Settlement Authorization Forms, the City will pay the Company an additional $189,200. If less than 100% of the Claimants execute Settlement Authorization Forms, the City will pay the Company an additional amount to be determined by multiplying the percentage of the Claimants who executed the Forms by $300,000, and the Company will receive 37.84% of the amount.

     Under the Agreement, the City assured, defended and indemnified the Company against the following: (1) all claims as a result from operations and maintenance of buses up through and including the Transition Date; (2) all claims, losses or damages for bodily injury and/or property damage resulting from or alleged to result from the operation and/or maintenance of buses up to the Transition Date; (3) any and all funding obligations, claims, losses, damages, fines, costs and expenses associated with any withdrawal, termination, freezing or other liability related to the various pension plans; (4) all claims with respect to accrued leave; (5) any claims made by any union or any member of any union arising under any collective bargaining agreement; (6) obligation to pay additional or retrospective premiums in connection with any Workers' Compensation Retrospective Policy; (7) obligation to pay accumulated holiday pay; and (8) any claim or demand is made, any and all claims asserted by vendors in regard to Bus Service, up through and including the Transition Date.

     In connection with the Agreement, the City leased the depot and facilities from the Company located at 165-25 147th Avenue, Jamaica, New York, for an initial term of 21 years with a first-year rent of $2,795,000 and a 21st-year rent of $4,092,000 and the depot located at 49-19 Rockaway Beach Blvd., Arverne, New York, for an initial term of 21 years with a first-year rent of $605,000 and a 21st-year rent of $866,000.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.  DESCRIPTION OF BUSINESS: Continued

     The leases are "triple net" leases in that the City agrees to pay all expenses on the property. Each lease has two renewal terms at the City's option of 14 years each so that the total term is a maximum of 49 years. The term of each lease commenced on the date the Company in question closed the sale of the bus company to the City. The terms of the leases are consistent with current market rates.

     In 2005, the Company along with its two affiliated New York Corporations namely Triboro Coach Corporation ("Triboro") and Jamaica-Central Railways, Inc. ("Jamaica"), collectively referred to the "Bus Companies" agreed to a plan to reorganize ("the Reorganization") into a newly formed company called GTJ REIT, Inc. ("GTJ") On March 28, 2007, GTJ completed the Reorganization.

     The Reorganization was accounted for under the purchase method of accounting as required by Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations", issued by the Financial Accounting Standards Board. Since GTJ has been formed to issue equity interests to effect a business combination, as required by SFAS No. 141, one of the existing combining entities shall be determined to be the acquiring entity. Under SFAS No. 141, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights in the combined entity. As a result of the Reorganization, the Green shareholders will have a 42.088% voting interest, Triboro shareholders will have a 38.287% voting interest, and Jamaica shareholders will have a 19.625% voting interest. Additionally, under SFAS No. 141, in determining the acquiring entity, consideration shall be given to which combining entity initiated the combination and whether the assets, revenues, and earnings of one of the combining entities significantly exceed those of the others.

     Green's assets at December 31, 2006 total $23.9 million as compared to Triboro's assets of $19.4 million, and Jamaica's assets of $10.2 million, and Green's revenues exceeded that of Triboro and Jamaica. As a result of these facts, Green is deemed to be the accounting acquirer for this transaction.

     Under the purchase method of accounting, Triboro's and Jamaica's assets and liabilities were acquired and was recorded at their fair value.

     As a  result  of the  Agreement  and  sale  of  Acquired  Assets,  the  Bus
operations  are  presented  as  discontinued   operations  in  the  accompanying
consolidated financial statements for all periods presented.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.  DESCRIPTION OF BUSINESS: Continued

Subsidy Programs:

     Pursuant to the OAA, the Company received significant operating subsidies from federal, state and local government agencies. Through December 31, 2003, the total annual subsidy was based on a formula which provided the Company a reimbursement of operating deficits subject to annual caps on the rate of increase in reimbursable expenses. As of January 1, 2004, there was no cap on reimbursement of operating deficits, but certain labor costs were not reimbursed. The OAA provided that the Company earned a fixed annual management fee and additional quarterly fees if certain performance standards were met. Operating assistance provided by state and local governments totaled $3,307,576, $47,491,337, and $36,856,266 in 2006, 2005 and 2004, respectively, and was paid to the Company under the provisions of the OAA. In addition to the annual subsidy, the City reimbursed the Company for vehicle liability insurance premiums which covered the operation of the vehicles, and related costs.

     Under the OAA, the City guaranteed the payment of the Company's self-insured injuries and damages claims incurred through December 31, 2001. As further discussed below under "Injuries and Damages Claims Reserve," effective January 1, 2002, the City provided an vehicle liability insurance program which did not require the Company to retain self-insurance for any portion of injuries and damages claims coverage. The City will still reimburse the Company for damages or claims filed that were incurred prior to January 1, 2002.

     The City withheld and currently holds a portion of the annual subsidy for injuries and damages claims accrued as of December 31, 2002, for claims which occurred prior to January 1, 2002. Such withheld amounts will be received when the related claims are paid subject to a minimum funding level. The aggregate amounts withheld were $-0- and $2,122,649 at December 31, 2006 and 2005, respectively. At December 31, 2006 and 2005, these amounts have been recorded as receivables in the accompanying consolidated balance sheets.

     Under the provisions of the OAA, the operating subsidies from federal, state and local government agencies were subject to audit by those agencies, and such subsidies may be adjusted based on the results of such audits.

     The Company and its affiliated transit bus operators were prosecuting an action commenced on September 24, 2003, by service of a complaint of the City of New York. The action was based on a violation of their civil rights pursuant to
Section 1983 of the Civil Rights Law of 1871, which claimed that the City had conspired to put the Companies out of business in order to avoid paying compensation for its condemnation rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 the Company's involvement in this action was terminated.

     The Company and its affiliated transit bus operators were also prosecuting an action commenced in August 2004 by service of complaint on the City of New York and The Metropolitan Transportation Authority ("MTA"). The Companies sought declaratory and injunctive relief compelling the City of New York to honor certain contractual obligations involving the pensions and other rights of the Companies' employees. In addition, the Companies also seek to compel the MTA, to honor such employee rights. Pursuant to the terms of the purchase and sale agreement between the Company and the City of New York dated November 29, 2005 all actions related to these matters were settled.

Union Contract:

     The Company had a Memorandum of Understanding with the Amalgamated Transit Union Local 1179 (the "Union") which expired on December 31, 2002. On January 28, 2005, this Memorandum was modified to include a one-time one thousand
($1,000) dollar bonus for 2003 which was paid to those employed as of the agreement date

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.  DESCRIPTION OF BUSINESS: Continued

and a 3% increase in wages retroactive to January 1, 2004, which amounted to $1,588,275, of which $944,275 related to retroactive wages in 2004. Union employees as of the agreement date were also eligible for a longevity bonus.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Lease and Assumption Agreements:

     The Company received its buses at no cost from the City.

Principles of Consolidation:

     The consolidated financial statements include the accounts of Green Bus Lines, Inc., and its wholly owned subsidiary, Green Bus Holding Corporation. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. All intercompany transactions have been eliminated. Investee companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. The Company's 40% investments in unconsolidated affiliates are accounted for under the equity method. Whether or not the Company exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee company. Under the equity method of accounting, an investee company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the investee company is reflected in the caption "Equity in earnings (loss) of affiliated companies, net of tax" in the Consolidated Statements of Operations. The Company's carrying value in an equity method investee company is reflected in the caption "Investment in affiliates" in the company's consolidated balance sheets.

     When the Company's carrying value in an equity method investee company is reduced to zero, no further losses are recorded in the Company's consolidated financial statements unless the Company guaranteed obligations of the investee company or has committed additional funding. When the investee company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized (see Note 6).

Use of Estimates:

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:-Continued

Revenue Recognition--Rental Properties:

     The Company recognizes revenue in accordance with Statement of Financial Accounting Standards No. 13. "Accounting for Leases", as amended, referred to herein as SFAS No. 13. SFAS No. 13 requires that revenue be recognized on a straight-line basis over the term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. In those instances in which the Company funds tenant improvements and the improvements are deemed to be owned by the Company, revenue recognition will commence when the improvements are substantially completed and possession or control of the space is turned over to the tenant. When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin. The properties are being leased to tenants under operating leases (see Note 1). Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $581,476 for the year ended December 31, 2006.


Revenue Recognition--Bus Operations:

     The Company recorded passenger revenue when the service was performed. Operating assistance subsidies were recorded in the periods to which the subsidy relates. Revenue from passenger and operating subsidiaries were included as part of gain (loss) from discontinued operations. The monthly operating assistance subsidy checks for January 2006 were received in December 2005 and 2004 and are reported as deferred revenue in the consolidated balance sheets.

Earnings (Loss) Per Share Information:

     In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. There were no common stock equivalents for any of the periods presented in the Company's consolidated statements of operations.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:-Continued

     The following table sets forth the computation of basic and diluted per share information:

                                                                                Year Ended December 31,
                                                                  ----------------------------------------------
                                                                     2006               2005               2004
                                                                  -------------     ------------     -----------
  Numerator:
  Net  Income                                                     $   1,224,926      $ 1,726,968     $  461,435
                                                                  =============     ============     ===========
  Denominator:
  Weighted average common shares outstanding-Basic and                 3,766.50         3,766.50       3,795.50
  diluted                                                         =============     ============     ===========


  Basic and Diluted Per Share Information:
  Net income per share--basic and diluted                         $      325.22      $    458.51     $   121.57
                                                                  =============     ============     ===========


Impairment of Long-Lived Assets:

     The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their net carrying value. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

     When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company makes its estimate of fair value by considering certain factors including discounted cash flow analyses. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

     The consolidated financial statements of the Company present the operations of the Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

Cash and Cash Equivalents:

     The  Company   considers  all  highly  liquid   investments  with  original
maturities of three months or less at the date of purchase to be cash equivalents.

     Restricted cash represents certain certificates of deposit amounting to $451,136 at December 31, 2006 and $741,488 at December 31, 2005, that are on deposit with various government agencies as collateral to meet statutory self-insurance funding requirements.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Amortization of Deferred Leasing Commissions:

     Deferred leasing commissions are amortized using the straight-line method over the life of the lease.

Property and Equipment:

     Property and equipment are stated at cost (see Note 4). Depreciation is provided using the straight-line method over the estimated useful lives of the related assets as follows:

                                                   Useful
                                                   lives
                                                  --------------
        Buildings and improvements                 10-25 Years
        Equipment                                   8-25 Years


Available For Sale Securities:

     The Company accounts for its available for sale securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income(loss). Interest on securities is included in interest income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in the accompanying consolidated statement of operations. The cost of securities sold is based on the specific identification method. Estimated fair value is determined based on market quotes.

Injuries and Damages Claims Reserve:

     The Company established reserves for anticipated future settlements of injuries and damages claims arising from accidents up to the Company's maximum self-insurance level of $500,000 per accident for accidents that occurred after December 31, 1992, and prior to January 1, 2002, and $75,000 for accidents that occurred prior to December 31, 1992. The required claims reserves were determined by management after considering factors such as the nature and extent of the injuries or damages and prior experience with similar types of claims.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

     Under the terms of the OAA, the City guaranteed the reimbursement of monies paid by the Company for its self-insured portion of injuries and damages claims (see Note 1).

     Effective January 1, 2002, the City implemented a new vehicle liability insurance program, which includes vehicle liability insurance coverage obtained on the Company's behalf with several insurance companies (rated A, A+ or A++) and paid directly by the City to the Company and then the Company pays the premium. This insurance program provides for coverage up to $20 million per claim and is not subject to any self-insurance retention by the Company. In addition, under the new vehicle liability insurance program, the Company is not responsible for the administration or payment of insurance claims arising after January 1, 2002. The Company is not aware of any factors, which might impair the insurance companies' or the City's ability or intent to pay claims covered under the vehicle liability insurance program. The accompanying consolidated financial statements do not reflect reserves for such claims arising after January 1, 2002.

Income Taxes:

     The Company accounts for income taxes under the liability method, as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company records a valuation allowance against any portion of the deferred income tax asset when it believes, based on the weight of the available evidence, it is more likely than not that some portion of the deferred tax asset will not be realized.

Comprehensive Income (Loss):

     The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability to be included in comprehensive income net of tax.

Environmental Matters:

     Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

     Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications:

     Certain reclassifications have been made to prior year balances to conform to the current year's presentation. These classifications have no effect on the previously reported results of operations.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:-Continued

Recently Issued Accounting Pronouncements:

     In February, 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 159, The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of SFAS 115, or SFAS 159. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is currently assessing the impact of SFAS No. 159 and has not yet determined what effect, if any, the adoption of SFAS No. 159 will have on the Company's results of operations or financial position.

     In September 2006, the FASB issued SFAS No. 157 Fair Value Measurements. This statement defines fair value, establishes a fair value hierarchy to be used in generally accepted accounting principles and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement to its financial position and results of operations.

     In September 2006, the FASB issued SFAS No. 158 Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

     In July 2006, the FASB interpretation ("FIN") No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, was issued regarding accounting for, and disclosure of, uncertain tax positions. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Management does not believe that adoption of this statement will have a material impact on the financial position of the Company.

     In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140. SFAS No. 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes and obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:-Continued

fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. The Company believes implementation of this pronouncement will have no material effect on its financial statements.

     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments- An Amendment of FASB No. 133 and 140. The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity's first fiscal year beginning after September 15, 2006. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R. SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in the financial statements, based on the fair value of the equity or liability instruments issued. On April 14, 2005, the SEC staff postponed implementation of SFAS No. 123 (R) and it is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. The Company adopted this statement as of January 1, 2006. The adoption of this pronouncement had no effect on the Company's financial position or results of operations.

Concentrations of Credit Risk:

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

3.  DISCONTINUED OPERATIONS:

     As stated in Note 1, on November 29, 2005, the Company entered an agreement and subsequently closed on January 9, 2006 with the City to buy, all of the Company's assets used in connection with the Company's bus operations. Accordingly, the results have been presented as discontinued operations in the Company's consolidated financial statements for all periods presented.

     The following table sets forth the detail of the Company's income (loss) from discontinued operations:

                                                                Bus Operations
                                                                --------------
  Year ended December 31, 2006:
  Revenues from discontinued operation                          $    3,864,184
                                                                ==============

  Loss from operations of discontinued operation                $  (11,215,220)
  Benefit from income taxes                                          3,219,758
                                                                --------------

  Loss from discontinued operation, net of taxes                $   (7,995,462)
                                                                ==============

  Gain on sale of discontinued operation                        $   11,722,994
  Provision for income taxes                                         3,453,566
                                                                --------------
  Gain on sale of discontinued operation, net of taxes          $    8,269,428
                                                                ==============

                      GREEN BUS LINES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

3.    DISCONTINUED OPERATIONS:- Continued

  Year ended December 31, 2005:
  Revenues from discontinued operation                           $   75,941,986
                                                                 ===============

  Income from operations of discontinued operation               $    1,155,720
  Benefit from income taxes                                            (182,549)
                                                                 ---------------

  Income from operations of discontinued operation,
   net of taxes                                                  $    1,338,269
                                                                 ===============

  Year ended December 31, 2004:
  Revenues from discontinued operation                           $   67,123,967
                                                                 ===============

  Income from operations of discontinued operation                $   1,110,039
  Provision for income taxes                                            711,754
                                                                 ---------------

  Income from discontinued operation, net of taxes               $      398,285
                                                                 ===============

  The gain on sale of discontinued operation is calculated
   as follows:
  Gross proceeds from sale of discontinued operation             $   11,142,885
  Write-off of liabilities assumed by New York City                   2,262,994
  Net book value of assets sold                                      (1,682,885)
                                                                 ---------------

  Gain on sale of discontinued operation                         $   11,722,994
                                                                 ===============

     As of December 31, 2006, all proceeds from the sale of discontinued operations have been received by the Company.

     The following table presents the major classes of assets and liabilities of Bus Operations:

                                                          December 31,
                                              ---------------------------------
                                                  2006               2005
                                              ----------       ----------------
  Current assets:
     Inventory                                $      -         $    1,284,123
     Deferred income taxes                           -              7,720,981
                                              ----------       ----------------
       Total current assets                   $      -         $    9,005,104
                                              ==========       ================

  Non-current assets:
     Unfunded pension expense                 $      -         $      604,255
     Property and equipment, net                     -                346,007
                                              ----------       ----------------
                                              $      -         $      950,262
                                              ==========       ================

  Current liabilities:
     Accrued payroll and vacation pay         $      -         $    2,702,437
     Deferred income taxes                           -              3,841,359
                                              ----------       ----------------
       Total current liabilities              $      -         $    6,543,796
                                              ==========       ================

  Other liabilities
  Deferred union pension liability            $      -         $    9,158,036
                                              ----------       ----------------

       Total non-current liabilities          $      -         $    9,158,036
                                              ==========       ================

     Net cash used in discontinued operations was $5,609,849, $4,757,104, and $3,204,486, for the years ended December 31, 2006, 2005, and 2004, respectively.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

4.  PROPERTY AND EQUIPMENT, NET:

     Property and equipment from continuing operations is as follows:

                                                   December 31,
                                         ----------------------------------
                                            2006                  2005
                                         ------------         -------------
  Land                                   $    433,877         $    433,877
  Building and improvements                 5,491,123            6,590,944
  Office and garage equipment                 384,225              384,225
                                         ------------         -------------
                                            6,309,225            7,409,046
  Accumulated depreciation                 (4,750,527)          (5,573,531)
                                         ------------         -------------
                                         $  1,558,698         $  1,835,515
                                         ============         =============


     The Company recorded depreciation expense of $280,943, $316,924, and $332,061 related to these assets for the years ended December 31, 2006, 2005 and 2004, respectively.


     Property and equipment from discontinued operations is as follows:

                                                     December 31,
                                          -------------------------------
                                             2006              2005
                                          ---------       ---------------
  Revenue vehicles and accessories        $      -        $     346,534
  Registered devices                             -               20,538
  Office and garage equipment                    -            2,080,190
                                          ---------       ---------------
                                                 -            2,447,262

  Accumulated depreciation                       -           (2,101,255)
                                          ---------       ---------------
                                          $      -        $     346,007
                                          =========       ===============

     The Company recorded depreciation expense of $ -, $157,153 and $181,150 related to these assets for the years ended December 31, 2006, 2005, and 2004 respectively.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

5.    Available For Sale Securities:

     The following is a summary of available for sale securities at December 31, 2006 and 2005:

                                                                        Available-for-Sale Securities
                                                       ---------------------------------------------------------------
                                                                            Gross            Gross
                                                                         Unrealized       Unrealized        Estimated
                                                           Cost             Gains           Losses         Fair Value
                                                      -------------    -------------    -------------    -------------
  December 31, 2006

  Equity securities                                     $         -         448,358                -       $  448,358
  U.S. Treasury/U.S. Government debt securities             790,504               -          (19,609)         770,895
                                                      -------------    -------------    -------------    -------------

  Total available-for-sale securities                   $  790,504       $ 448,358        $ (19,609)      $1,219,253
                                                      =============    =============    =============    =============


                                                                        Available-for-Sale Securities
                                                       ---------------------------------------------------------------
                                                                            Gross            Gross
                                                                         Unrealized       Unrealized        Estimated
                                                           Cost             Gains           Losses         Fair Value
                                                      -------------    -------------    -------------    -------------
  December 31, 2005
  U.S. Treasury/U.S. Government debt securities         $  784,827       $        -       $  (28,480)      $  756,347
                                                      -------------    -------------    -------------    -------------

  Total available-for-sale securities                   $  784,827       $        -       $  (28,480)      $  756,347
                                                      =============    =============    =============    =============

     The amortized cost and estimated fair value of debt securities by contractual maturity at December 31, 2006 are shown below. Expected maturities may differ from contractual maturities, because the issuers of the securities may have the right to prepay obligations.

                                                                  Estimated
                                                    Cost         Fair Value
                                                 ------------    -------------

  Due in one year or less                        $   265,945     $   262,803
  Due after one year and up to five years            175,000         168,219
  Due after five years and up to ten years           250,000         240,793
  Due after ten years                                 99,559          99,080
                                                 ------------    -------------
                                                 $   790,504     $   770,895
                                                 ============    =============

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

6.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                                         December,
                                                ---------------------------
                                                   2006             2005
                                                -----------      ----------

Prepaid taxes                                   $       -        $  470,923
Prepaid pension - non-union                             -           692,184
Other                                              18,218            35,862
                                                -----------      ----------
Total                                              18,218         1,198,969
                                                ===========      ==========

7.  INVESTMENT IN AFFILIATES:

     The Company has 40% interest in Command Bus Company, Inc., and G.T.J. Company, Inc. ("GTJ Co.") These companies did not declare dividends during 2006, 2005, and 2004. Summary combined financial information for these affiliates is as follows:

                                          Year Ended December 31, 2006

                                                                             G.T.J                 Command Bus
                                                                          Company, Inc           Company, Inc
                                                                     ---------------------    ---------------------

  Total operating revenues and subsidies                                  $   35,010,865          $      129,422 (1)
                                                                     =====================    =====================
  (Loss) income from continuing operations                                $   (1,849,718)         $            -
  (Loss) income from operations of discontinued operation                        (60,581)                656,650
                                                                     ---------------------    ---------------------
  Net (loss) income                                                       $   (1,910,299)         $      656,650
                                                                     =====================    =====================

  Total assets                                                            $   28,957,450          $    1,375,401
                                                                     =====================    =====================

  Total liabilities                                                       $   24,433,022          $      749,066
                                                                     =====================    =====================


                                            Year Ended December 31, 2005
                                                                             G.T.J                 Command Bus
                                                                           Company, Inc            Company, Inc
                                                                     ---------------------    ---------------------

  Total operating revenues and subsidies                                   $   29,496,053          $   25,173,844 (1)
                                                                     =====================    =====================
  Income from continuing operations                                        $    2,428,228          $            -
  Income (loss) from operations of discontinued operation                         159,733              (1,646,778)
  Gain on sale of discontinued operations, net of taxes                                 -               2,533,095
                                                                     ---------------------    ---------------------
  Net income                                                               $    2,587,961          $      886,317
                                                                     =====================    =====================
  Total assets                                                             $   30,477,521          $    5,023,112
                                                                     =====================    =====================
  Total liabilities                                                        $   24,048,508          $    9,246,566
                                                                     =====================    =====================

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

7.  INVESTMENT IN AFFILIATES: Continued


                                            Year Ended December 31, 2004
                                                                             G.T.J                 Command Bus
                                                                          Company, Inc            Company, Inc
                                                                     ---------------------    ---------------------

  Total operating revenues and subsidies                                   $   27,389,249          $   24,176,344 (1)
                                                                     =====================    =====================
  Income from continuing operations                                        $    1,052,695          $            -
  Loss from operations of discontinued operation                                 (325,563)               (336,643)
                                                                     ---------------------    ---------------------
  Net income (loss)                                                        $      727,132          $     (336,643)
                                                                     =====================    =====================
  Total assets                                                             $   31,207,996          $    6,591,175
                                                                     =====================    =====================
  Total liabilities                                                        $   27,339,938          $   10,341,492
                                                                     =====================    =====================

(1) Revenues from discontinued operations.

     The Company advanced to (received from) Jamaica Buses, Inc. and Command Bus Company, Inc. $358,128 and $-0-, respectively at December 31, 2006 and $358,128 and $103,222, at December 31, 2005. The Company advanced $53,527 at December 31, 2006 to Transit Facility Management Corp. and 2005. Transit Facility Management Corp. is a subsidiary of GTJ Co.

8.  NOTE PAYABLE TO BANK:

     On December 30, 2003, the Company, along with the Triboro Coach Corporation and Subsidiaries, Jamaica Central Railways, Inc. and Subsidiaries, Command Bus Company, Inc., and G.T.J. Company, Inc. and Subsidiaries (the "Affiliated Group"), replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility had been renegotiated over several renewals and had been extended to June 30, 2007. In July of 2007, the Affiliated Group terminated its relationship with the lender and paid all amounts outstanding under the line of credit Under the terms of the agreement, the entire group had a $6.5 million facility consisting of a $4 million line of credit, which was secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million was being used to finance the working capital needs of the Affiliated Group. The facility bore interest at the prime rate and was adjusted from time to time. The loans were collateralized by all tangible assets of the Affiliated Group. As of December 31, 2006 and 2005, $0 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate. The Affiliated Group was required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2006, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

     The Affiliated Group did not meet certain covenants for these financial statements and had requested waivers from the bank for the breach of these covenants. Waivers had been received by the Affiliated Group.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004


8.  OTHER CURRENT LIABILITIES:

     Other current liabilities consists of the following:

                                          December 31,
                                    ---------------------------
                                    2006                2005
                                    ---------         ---------

Accrued professional fees           $164,250           $118,632
Accrued pension                            -             43,702
Accrued employee benefits                  -             80,595
Accrued environmental costs          435,800                  -
Other                                      -             33,094
                                    ---------         ---------
      Total                         $600,050           $276,023
                                    =========         =========

9.  SHAREHOLDERS' EQUITY:

     Approximately 88% of the Company's common stock is held under a Voting Trust Agreement which expires in November 2007. The stock held under the agreement shall be voted at any meeting of the shareholders of the Company by the trustee as may be in the judgment of the trustee, for the best interest of the shareholders of the Company. The trustee is a shareholder/officer of the Company. The Company has the right of first refusal to purchase shares from any shareholder desiring to sell shares at a price established by the Board of Directors. In the normal course of business, the Company under a stock repurchase program will buy back common shares.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.   PENSION PLAN AND OTHER RETIREMENT BENEFITS:

Non-Union:

     The Company maintained a defined benefit pension plan which covered substantially all of its non-union employees. Participant benefits were based on years of service and the participant's compensation during the last three years of service. The Company's funding policy was to contribute annually an amount that did not exceed the maximum amount that can be deducted for federal income tax purposes. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future.

     Plan  assets  primarily   consisted  of  convertible   equity   securities,
guaranteed  deposit  accounts,   corporate  debt  securities  and  fixed  income
contracts.

     The  following  tables  present  certain  financial   information  for  the
Company's non-union defined benefit pension plan as of and for the years ended December 31, 2006 and 2005:

                                                                     Years Ended December 31,
                                                           -----------------------------------------
                                                                2006                        2005
                                                           -----------------         ---------------
Change in projected benefit obligation:
Projected benefit obligation at beginning of year          $      8,603,262             $  7,470,513
Service cost                                                          5,211                  275,678
Interest cost                                                        83,477                  474,368
Actuarial loss/(gain)                                               111,029                  914,323
Benefits paid                                                      (144,224)                (531,620)
Curtailment gain                                                   (831,324)                       -
Settlement gain                                                  (7,827,431)                       -
                                                           -----------------         ---------------

Projected benefit obligation at end of year                $             -               $ 8,603,262
                                                           =================         ===============

                                                                     Years Ended December 31,
                                                          ---------------------------------------------
                                                               2006                          2005
                                                          ---------------           -------------------
Change in plan assets:
Fair asset plan value at beginning of the year            $     8,658,550            $     8,486,208
Actual return on plan assets                                      157,425                    380,998
Employer contributions                                                  -                    396,680
Benefits paid                                                    (144,224)                  (531,620)
Expenses paid                                                     (60,113)                         -
Transfer MTA                                                   (8,611,638)                   (73,716)
                                                          ---------------           -------------------
Fair value of plan assets at end of year                  $             -            $     8,658,550
                                                          ===============           ===================

Funded status                                             $             -            $        55,288
Unrecognized prior service costs                                        -                     85,185
Unrecognized net actuarial gain (loss)                    $             -                    647,518
                                                          ---------------           -------------------
Net amount recognized                                     $             -            $       787,991
                                                          ===============           ===================

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.   PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued


                                                              Years Ended December 31,
                                                           ------------------------------
                                                              2006               2005
                                                           ----------         -----------
Amount recognized in the balance sheet consists of:
Prepaid benefit costs                                      $     -            $  787,991
                                                           ----------         -----------
Net Amount Recognized                                      $     -            $  787,991
                                                           ==========         ===========

     The following weighted-average assumptions were used to determine the Company's postretirement benefit obligations shown above at December 31, 2006 and 2005:

                                          2006             2005
                                         ------           -------

Discount rate                             5.75%            5.75%
Compensation increase                     4.00%            4.00%


                                                                       Years Ended December 31,
                                                      ------------------------------------------------------------
                                                          2006                   2005                   2004
                                                      --------------         --------------         --------------
Components of net periodic benefit cost:
Service cost                                          $       5,211          $     275,678          $     241,924
Expense cost                                                 14,672                 79,275                 72,127
Interest cost                                                83,477                474,368                461,080
Expected return on plan assets                             (116,025)              (671,661)              (625,252)
Amortization of prior service cost                            1,949                 11,258                 11,258
                                                      --------------         --------------         --------------
Net periodic benefit cost                                   (10,716)               168,918                161,137
Curtailment loss                                             83,237                      -                      -
Settlement loss                                             715,470                      -                      -
                                                      --------------         --------------         --------------
Net periodic benefit cost                             $     787,991          $     168,918          $     161,137
                                                      ==============         ==============         ==============

     The following weighted-average assumptions were used to determine the Company's postretirement benefit expense shown above for the years ended December 31, 2006, 2005, and 2004:

                                                           Years Ended December 31,
                                                        ---------------------------------
                                                         2006          2005         2004
                                                        ------        -----        ------
Weighted average discount rate                           5.75%        6.00%         6.50%
Weighted average rate of compensation increase           4.00%        4.00%         5.00%
Expected long-term rate of return on plan assets         8.00%        8.00%         8.00%

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.   PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

     The Agreement with the City provided that all eligible members of the plan would join the City plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

     Included in the agreement with the City, the pension plan is going to be merged into the Metropolitan Transit's Authority DB Pension Plan ("MTA DB Plan"). This resulted in a plan curtailment under the SFAS No. 88 "Employers' Accounting for Settlement and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact that the non-union employees ceased future benefit accruals under the pension plan.

     SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a loss of approximately $83,000 which was recorded in the second quarter.

     The transfer of plan assets to the MTA DB Pension Plan on March 3, 2006, resulted in the settlement of the company's obligation with regard to the plan assets and liabilities.

     SFAS No. 88 requires accelerated amortization or immediate recognition of the plan's experience gain/(loss) as of the date of settlement or asset transfer date. As a result, the Company's recognition of a loss of approximately $777,000 due to the transfer of assets in excess of benefit liability plus the immediate recognition of the existing gain of approximately $62,000 as of the asset transfer done on March 3, 2006, which resulted in an overall settlement loss of approximately $715,000. This charge was recorded in the second quarter of 2006.

     The percentages of asset allocations of the Company's pension plans at December 31, 2005, by asset category are as follows:

                                         2005
                                        --------
Equity securities                         59%
Debt securities                           36%
Cash and other                            5%
                                        --------
   Total                                  100%
                                        ========

Union:

     In addition, the Company maintained a defined benefit pension plan which covered substantially all of its union employees. Participant benefits were based on the employee's monthly pay as of December 31, 1997 plus a flat dollar monthly benefit for service after 1997. The Company's funding policy was to contribute annually an amount that did not exceed the maximum amount that can be deducted for federal income tax purposes, in accordance with guidelines contained in the union contract. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets consisted primarily of money market funds, corporate bonds, common and preferred equity securities, government securities and fixed income contracts.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.  PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

     The Agreement with the City provided that all eligible members of the plan join the City plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

     The  following  tables  present  certain  financial   information  for  the
Company's union defined benefit pension plan as of and for the years ended December 31, 2006 and 2005:

                                                                        Years Ended December 31,
                                                                  ----------------------------------------
                                                                      2006                     2005
                                                                  ---------------          ----------------
Change in projected benefit obligation:
   Projected benefit obligation at beginning of year              $    88,393,385          $    81,435,702
   Service cost                                                            60,810                2,217,268
   Interest cost                                                        3,944,712                4,863,033
   Actuarial loss                                                         127,861                4,007,468
   Benefits paid                                                       (3,761,276)              (4,130,086)
   Settlement gain                                                    (88,765,492)                       -
                                                                  ---------------          ----------------
   Projected benefit obligation at end of year                   $              -          $    88,393,385
                                                                  ===============          ================


                                                                        Years Ended December 31,
                                                                  ----------------------------------------
                                                                      2006                     2005
                                                                  ---------------          ----------------
Change in plan assets:
     Fair  value of asset plan  value at  beginning  of the       $    79,235,349          $    77,070,171
     year
     Actual return on plan assets                                       3,706,195                4,206,021
     Employer contributions                                               220,446                2,783,696
     Benefits paid                                                     (3,761,276)              (4,130,086)
     Expenses paid                                                       (878,071)                (694,453)
     Transfer to MTA                                                  (78,522,643)                       -
                                                                  ---------------          ----------------
     Fair value of plan assets at end of year                     $             -          $    79,235,349
                                                                  ===============          ================

     Funded status                                                $             -          $    (9,158,036)
     Unrecognized transition amount                                             -                  736,445
     Unrecognized prior service costs                                           -                 (140,184)
     Unrecognized net actuarial gain (loss)                                     -               17,580,383
                                                                  ---------------          ----------------
     Net amount recognized                                        $             -          $     9,018,608
                                                                  ===============          ================

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.  PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued


                                                                        Years Ended December 31,
                                                                  --------------------------------
                                                                    2006                2005
                                                                  --------        ----------------
Amount recognized in the balance sheet consists of:
     Accrued benefit liability                                    $    -          $    (9,158,036)
     Intangible asset                                                  -                  596,261
     Accumulated other comprehensive loss                              -               17,580,383
                                                                  --------        ----------------

     Net amount recognized                                        $    -          $     9,018,608
                                                                  ========        =================

     The following weighted-average assumptions were used to determine the Company's postretirement benefit obligations shown above at December 31, 2006 and 2005:


                                     2006            2005
                                    ------          -------
Discount rate                        5.75%           5.75%
Compensation increase                -               4.00%


                                                                       Years Ended December 31,
                                                      -----------------------------------------------------------
                                                          2006                   2005                   2004
                                                      --------------         -------------          -------------
Components of net periodic benefit cost:
Service cost                                          $      60,810          $   2,217,268          $   1,965,803
Interest cost                                             3,944,712              4,863,033              4,738,117
Expected return on plan assets                           (4,830,389)            (6,100,112)            (5,677,592)
Amortization of transition amount                           771,625                963,939                963,939
Amortization of prior service costs                            (400)               (16,222)               (16,222)
Recognized actuarial loss                                         -                349,174                 75,909
                                                      --------------         -------------          -------------
Net periodic benefit cost                                   (53,642)             2,277,080              2,049,954
Curtailment loss                                            578,502                      -                      -
Settlement loss                                           8,493,748                      -                      -
                                                      --------------         -------------          -------------

Net periodic benefit cost                             $   9,018,608          $   2,277,080          $   2,049,954
                                                      ==============         =============          ==============

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.  PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

     The following weighted-average assumptions were used to determine the Company's postretirement benefit expense for the years ended December 31, 2006, 2005, and 2004:

                                                          Years Ended December 31,

                                                         2006        2005        2004
                                                        ------      ------       ------

Discount rate                                            5.75%       6.00%       6.50%
Compensation increase                                    -           4.00%       8.00%
Expected long-term rate of return on plan assets         8.00%       8.00%       8.00%


     The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of asset classes and the correlation of those returns.

     The percentage of asset allocations of the Company pension plans at December 31, 2005, by asset category were as follows:

                                     2005
                                    ------
Equity securities                    58%
Debt securities                      27%
Cash and other                       15%
                                    ------
   Total                             100%
                                    ======

Other Retirement Benefits:

     The Company entered into an agreement with the Union which stipulated that the Union would provide health benefits directly to its members based on a plan developed by it for its members. The Company had agreed to fund the health benefits of such plan, subject to certain limitations and the condition that the City provided the funds necessary therefore under the provisions of the OAA.

     The Company sponsored a defined contribution 401(k) plan for its non-union employees who covered all employees who, at the plan's anniversary date, had completed one year of service and are at least 21 years of age. The plan was funded by employee salary deferral contributions and employee discretionary contributions. There were no discretionary contributions made by the Company during 2006 and 2005. This plan was terminated in 2006.

     The Company sponsors retirement benefits to its non-union employees under a newly formed defined contribution 401(k) plan (the "Plan") which covered all employees who, at the Plan's anniversary date, had completed one year of service and are at least 21 years of age.

     The Company participated in a multiemployer plan that provided health care benefits, including defined postretirement health care benefits to substantially all non-union employees. The amount

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

10.  PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

contributed to the plan and charged to benefit cost was $51,322, $527,725 and $517,930 for 2006, 2005, and 2004, respectively.

     The Agreement with the City provided that all eligible members of Plan join the City Plan and will be credited for all service with the Company for the purposes of vesting and benefit accruals and that benefits for all eligible members of the plan will be on substantially the same terms and conditions as the current non-union plan.

11. RELATED PARTY TRANSACTIONS:

     The Company has an agreement with Varsity Transit, Inc. ("Transit"), an affiliate, under which Transit provides the Company with certain administrative and data processing services. Total service fees incurred under this agreement and included in other nonoperating expenses were $930,019, $420,684, and $414,921 in 2006, 2005 and 2004, respectively.

     Net advances due from Transit aggregated $1,144,703 and $4,605,832 at December 31, 2006 and 2005, respectively. Additionally, advances due from GTJ aggregated $3,039,000 and $2,709,000 at December 31, 2006 and 2005,
respectively.

     Lighthouse Real Estate Management, LLC ("LREM"), of which Paul Cooper, who is the son of the Chairman of the Company, Jerry Cooper, is a member, received a leasing commission in 2006 for the leasing of 49-19 Rockaway Beach Boulevard, Edgemere, New York on behalf of Green Bus Holding Corp. to New York City in the aggregate sum of $1,281,580.

     Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper (Chairman of the Board), has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2006, 2005, and 2004 were $22,807, $43,743 and $96,671, respectively.

12. INCOME TAXES:

     The provisions for (benefit from) income taxes from continuing operations for the years ended December 31, 2006, 2005 and 2004 are as follows:

                                           Years Ended December 31,
                          ------------------------------------------------------
                              2006                2005                2004
                          --------------       ------------        -------------
Current
    Federal               $   1,051,301        $    320,009        $     57,825
    State and local             581,432             161,150             164,007
Deferred                       (116,930)            202,930            (460,847)
                          --------------       ------------        -------------

                          $   1,515,803        $    684,089        $   (239,015)
                          ==============       ============        =============

     The provisions for (benefit from) income taxes from discontinued operations for the years ended December 31, 2006, 2005 and 2004 are as follows:

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

12. INCOME TAXES: Continued

                                      Years Ended December 31,
                          ------------------------------------------------------
                               2006                 2005              2004
                          -------------        -------------      --------------
Current
   Federal                $   2,939,546        $          -       $    (64,411)
   State and local              822,883             (34,380)            16,711
Deferred                     (3,528,621)           (148,169)           759,454
                          -------------        -------------      --------------
                          $     233,808        $   (182,549)      $    711,754
                          =============        =============      ==============

     The Company files consolidated federal and combined state income tax returns. In addition, the parent company and its subsidiary file separate returns for local purposes.

     Taxable income (loss) from continuing operations has been determined prior to the elimination of intercompany transactions.

The provision (benefit) for income taxes differs from the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

                                                 Years Ended December 31,
                                          2006            2005            2004
                                       ------------   ------------   -----------
Income tax (benefit) at the
United States Federal statutory
rate of 34%                            $ 1,009,195    $ (107,754)    $ (112,901)

Utilization of net operating loss                -             -       (460,000)

State and local taxes, net of
federal benefit                            356,187       (38,031)       (39,847)

Intercompany rent                                -       626,944        374,580

Depreciation, rent and other
adjustments                                150,421       202,930           (847)
                                       ------------   ------------   -----------
Provision for income taxes             $ 1,515,803    $  684,089     $ (239,015)
                                       ============   ============   ===========

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

12. INCOME TAXES: Continued

     Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) from continuing operations at December 31, 2006 and 2005 are as follows:

Deferred tax assets (liabilities), current:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, current:
State and local taxes, net                               $   133,081          $         -
Other                                                              -                5,268
Injuries and damages claims reserve                                -              118,153
                                                         ---------------    ----------------
    Total deferred tax assets, current                       133,081              123,421
                                                         ---------------    ----------------

Deferred tax liabilities, current:
State and local taxes, net                                         -             (392,612)
Real estate taxes                                                  -              (75,019)
Other                                                         (3,435)                   -
                                                         ---------------    ----------------
    Total deferred tax liabilities, current                   (3,435)            (467,631)
                                                         ---------------    ----------------

                                                         ---------------    ----------------
Net deferred tax assets (liabilities), current           $   129,646          $  (344,210)
                                                         ===============    ================

Deferred tax assets (liabilities), noncurrent:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, noncurrent:
Book over tax depreciation                               $   430,718          $  378,675
Environmental investigation & feasibility study              157,080                   -
                                                         ---------------    ----------------
     Total deferred tax assets, noncurrent                   587,798             378,675
                                                         ---------------    ----------------

Deferred tax liabilities, noncurrent:
Deferred rental income                                      (197,702)                  -
                                                         ---------------    ----------------
     Total deferred tax liabilities, noncurrent             (197,702)                  -
                                                         ---------------    ----------------

                                                         ---------------    ----------------
Net deferred tax assets, noncurrent                      $   390,096          $  378,675
                                                         ===============    ================


     Significant components of the Company's deferred tax assets and liabilities from discontinued operations at December 31, 2006 and 2005 are as follows:


                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets:
Vacation accrual                                        $         -        $     681,086
Retirement plan's additional minimum liability                    -            7,039,895
   Total deferred tax assets                                      -            7,720,981
Deferred tax liabilities:
Pension expense                                                   -           (3,841,359)
Total deferred tax liabilities                                    -           (3,841,359)
                                                         ---------------    ----------------
Net deferred tax assets                                 $         -        $   3,879,622
                                                         ===============    ================

     The Company and two affiliates own all of the common stock of Command Bus Company, Inc. and GTJ Co. which are accounted for under the equity method (see
Note 6). The Company and its affiliates exercises significant influence over these affiliates and intend to maintain permanent investments in these affiliates.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

12. INCOME TAXES: Continued


     Accordingly, taxes have not been provided on the undistributed earnings of these affiliates prior to January 1, 1993 (date of SFAS No. 109 adoption). Accumulated undistributed earnings (losses) of affiliates for which no provision (benefit) for income taxes has been made was approximately $(1,183,000) and $(682,000) at December 31, 2006 and 2005, respectively.

13. COMMITMENTS AND CONTINGENCIES:

Legal Matters:

     The Company is a plaintiff in the two lawsuits described in Note 1. The Company is also involved in several lawsuits and other disputes which arose in the ordinary course of business; however, management believes that these matters will not have a material adverse effect, individually or in the aggregate, on the Company's financial position or results of operations.

Environmental Matters:

     The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006, the Company entered into an informal agreement with the New York State Department of Environmental Conservation ("NYSDEC") whereby the Company has committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company has retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $462,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company's portion was $938,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of December 31, 2006, the Company has recorded a liability of $435,800 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

14. SIGNIFICANT TENANTS:

     One tenant constitutes 100% of rental revenue for the year ended December 31, 2006.

                      GREEN BUS LINES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

15. FUTURE MINIMUM RENT SCHEDULE:

     Future minimum lease payments to be received by the Company as of December 31, 2006 under noncancellable operating leases for the next five years and thereafter are as follows:

2007                                          $    3,400,000
2008                                               3,400,000
2009                                               3,400,000
2010                                               3,400,000
2011                                               3,400,000
Thereafter                                        63,474,941
                                               --------------
                                              $   80,474,941
                                               ===============